Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          I, Scott A. Wolstein, Chairman of the Board and Chief Executive Officer of Developers Diversified Realty Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1) The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of the dates and for the periods expressed in the Report.

/s/ Scott A. Wolstein
Scott A. Wolstein
Chairman of the Board and Chief Executive Officer

May 8, 2009